Exhibit 3.05

                                STATE OF DELAWARE
                         AMENDMENT TO THE CERTIFICATE OF
                               LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:    The name of the Limited Partnership is Morgan Stanley Charter MSFCM
          L.P.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows: "The name of the limited partnership is Morgan Stanley Charter Aspect L.P."

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 16th day of October, 2006.

                                        Demeter Management Corporation
                                        General Partner

                                        /s/Walter Davis
                                        ----------------------------------------
                                        Walter Davis, President